Exhibit (a)(1)(N)

Login Page Stock Option Exchange Program Coming Soon! IMPORTANT! The exchange offer expires at 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless extended by International Game Technology (“IGT”). YOU SHOULD KNOW: After 15 minutes of inactivity, you will be timed out of the session and must begin again. Your work will not be saved if you are timed out. Welcome! Username: Birth Date: 01/01/1920 Password: Login This Website allows you to participate in the IGT Stock Option Exchange Program. If you choose to do so, elections for your outstanding eligible options must be made before 5:00 p.m., Pacific Time, on November 3, 2009, unless extended by IGT (the “end of the election period”). You may withdraw your election at any time prior to the end of the election period, and then you may later change your mind and elect to exchange eligible options prior to the end of the election period. You can choose to exchange all, part, or none of your eligible options, subject to the requirement that if you choose to tender any portion of a particular grant, you must tender that entire grant. Your election outstanding at the end of the election period will be final. If you do not make an election, your eligible options will remain as is. The system will remain open virtually 24 hours a day until the end of the election period. To login, enter your Username, date of birth and login password. Your Username is your Employee ID number. Your initial login password instructions were provided in a separate email from IGT. If you have already logged in and assigned yourself a new password, use that new password. When you have entered the information, click “Login.” If you do not have your login information, please call 1-800-544-9354 between the hours of 5:00 p.m. on Sunday and 12:00 a.m. on Friday, Eastern Time.

Terms of Use Stock Option Exchange Program Terms of Use Terms of Use This IGT Stock Option Exchange Program Website is intended to provide information on how an exchange of your eligible options will work and allow you to participate by making an election to tender some or all of your eligible options for exchange or to withdraw a prior election to tender some or all of your eligible options. The Offer to Exchange document sets out all of the terms and conditions of the Stock Option Exchange Program. In making your decision whether to exchange your eligible options, you should consider your own personal circumstances and any number of other factors, such as the tax consequences of your decision, your present financial circumstances, and your opinion as to the future growth potential for IGT stock. We recommend that you consult with your personal investment, tax and legal advisors before making your election. Your use of the Website is subject to the following Terms of Use (“Terms”). By using or accessing the Website, you accept and agree to be bound by these Terms. Your use of the Website is governed by the version of the Terms in effect on the date the Website is accessed by you. IGT may modify these Terms at any time without prior notice. This Website is the property of IGT and/or its licensors. Subject to the Terms set forth herein, you are hereby granted a non-exclusive, non-transferable right to access, use and display this Website and the information generated by the Website (individually and collectively the “Materials”). IGT hereby authorizes you to view and/or download the Materials in this Website only for your personal non-commercial use. This authorization is not a transfer of title to the Materials downloaded. You may not use the Materials in any way (other than to enter your own assumptions). You may not modify, copy, display, distribute, reverse engineer, decompile, disassemble or otherwise extract any source code, algorithms, methods or techniques embodied in the Materials. The Materials are protected by intellectual property laws worldwide. The Materials may contain inaccuracies and typographical errors. Neither IGT nor its licensors warrants the accuracy or completeness of the Materials or the reliability thereof. The Materials are not intended to provide legal, financial or tax advice or opinions. All examples are hypothetical and are intended for illustrative purposes only. Consult with your own personal investment, tax and legal advisors for advice on your specific situation. Any actions that you take based on the Materials are your sole responsibility.

Terms of Use (continued) Stock Option Exchange Program Terms of Use You acknowledge that no express or implied warranties about the Materials are made, including but not limited to implied warranties of merchantability, fitness for a particular use or purpose, title or non-infringement. The Materials are made available to you on an “as is” and “as available” basis. Neither IGT nor its licensors warrants that any defects or inaccuracies will be corrected. Neither IGT nor its licensors warrant that the Materials will meet your needs or that they will be uninterrupted, timely, secure or error-free. IGT and its licensors also make no warranty that the results obtained from the use of the Materials will be accurate or reliable, or that the quality of any products, services, tools, information or other material obtained by you through this Website and related Materials will meet your expectations. In no event shall IGT or any of its licensors be liable for any consequential, incidental, special, indirect or other losses or damages of whatsoever kind that result from use or loss of use of the Materials, however caused and to the fullest extent permitted by law, even if IGT has been advised of the possibility of such losses or damages. These Terms and their enforcement are governed by the laws of the state of Nevada, without regard to conflicts of law. The rights, exclusions and limitations of liability under these Terms operate to the benefit of IGT’s subcontractors, licensors and vendors to the same extent that such provisions operate to the benefit of IGT. By clicking “I Agree” below, I am indicating that I understand and accept the Terms. I Agree Close

Overview of Option Exchange Program Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents Stock Option Exchange Program Overview The terms of the Stock Option Exchange Program are contained in the Offer to Exchange (the “Offer to Exchange document”), as filed by International Game Technology (“IGT,” “we,” “our” or “Company”), with the Securities and Exchange Commission (“SEC”) as an exhibit to its Tender Offer Statement on Schedule TO, on October 5, 2009, where IGT is offering to eligible employees the opportunity to voluntarily exchange eligible stock options for a lesser amount of new stock options with a new exercise price (the “Exchange Offer”). You should read the Offer to Exchange document before making any decision whether to participate in the Exchange Offer. In the event of any inconsistency between the information on this Website and the Offer to Exchange document, the Offer to Exchange document will govern. To summarize, IGT is offering to exchange eligible options from eligible employees for new stock options. You are an eligible employee if you are: a current employee based in the United States who holds eligible options; employed by us on the date the exchange program commences and remain employed through the end of the election period; not an executive officer (including our named executive officers), member of our board, or other senior officer designated by our compensation committee as of the start of the exchange program; not an employee based outside of the United States, terminated or retired; and eligible to participate in the IGT 2002 Stock Incentive Plan. If you are an eligible employee, you have the opportunity to exchange some or all of your eligible options to purchase shares of IGT common stock that: Next

Overview of Option Exchange Program (continued) Stock Option Exchange Program Learn More Calculator John Sample logout Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents have been granted under the Company’s 2002 Stock Incentive Plan; were granted prior to October l 2008; have an exercise price equal to or greater than $28.00, which approximates the 52-week intraday-high price of our common stock as reported on the NYSE. The exchange ratio was established by grouping together eligible options with exercise prices equal to or greater than $28.00, and then assigning an appropriate exchange ratio to that grouping. The exchange ratio was designed to result in a fair value, for accounting purposes, of the new stock options. Each new stock option will be approximately equal to the fair value of the options that are surrendered on the date the new stock options are granted (the “grant date”). The exercise price of the new stock options will be equal to the closing sales price per share of our common stock as reported on the NYSE on the grant date. None of the new stock options will be vested on the date of the grant. The new stock options will be scheduled to vest in two equal annual installments beginning 12 months after the grant date of the new stock options. All new stock options will be granted under the 2002 Stock Incentive Plan and will be subject to the terms of the 2002 Stock Incentive Plan and the related option agreement. Vesting will cease upon termination of service for any reason and each new stock option will have a term of six years from the grant date of such new stock option (or earlier, in the event of termination of employment). If you want to tender any of your eligible options, you must tender all of each applicable eligible option grant. This means that you may not tender only a portion of an outstanding eligible option grant. However, if you have more than one outstanding eligible option grant, you may tender all of the eligible options under one or more grants and choose not to tender any of the remaining grants. The term “tender” describes your act of requesting that we exchange your eligible options for new stock options as described in the Offer to Exchange document. If you tender your eligible options and we accept them at the end of the election period, they will be cancelled and you will no longer have any rights to them. Next

Overview of Option Exchange Program (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents If you desire to participate in the Exchange Offer and you are unable or choose not to submit your election electronically using this Stock Option Exchange Program Website, you must complete and sign the paper election form in accordance with its instructions and send it to IGT’s Stock Plan Administration Group, by hand, by interoffice mail, by facsimile (775) 448-0770, by regular or overnight mail (International Game Technology, 9295 Prototype Drive, Reno, NV 89521-8986, Attention: Stock Plan Administration Group) or by email to option.exchange@IGT.com. The properly completed and duly executed paper election form must be received and accepted as specified above before the end of the election period, or if the Offer is extended by us in our sole discretion, the extended end of the election period. The information on this Website regarding your eligible options is as of October 1, 2009 and will not be updated to reflect any changes after October 1, 2009, including any changes in the eligibility of the options that you hold as a result of exercise of any eligible option, termination of employment or otherwise. Any election you make on this Website to exchange an option that is no longer eligible for exchange in the Exchange Offer, as a result of exercise, termination of your employment or otherwise, will not be accepted. Next

Calculator Overview Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents Use this Calculator to: Calculate the number of new stock options available for your eligible IGT stock option grants. Make an election for each of your eligible IGT stock option grants. Please note that you can make a separate election for each grant. The Exchange Offer expires at 5:00 p.m., Pacific Time, on November 3, 2009, unless extended by IGT. You may change your election until the end of the election period, as the system will remain open virtually 24 hours a day until the Exchange Offer expires. Your election outstanding as of the end of the election period will be final. You can: Learn more about your choices and how to make an election. Calculate the number of new stock options you will receive for your eligible IGT stock options if you elect to exchange. Elect to exchange your eligible IGT stock option grants or withdraw an election to exchange your eligible option grants. This important choice is yours to make. Remember, all elections must be made prior to the end of the election period. If you do not make an election, your eligible options not tendered for exchange will remain outstanding, subject to their original exercise price and original terms. Use this Calculator as often as you like prior to the end of the election period. You may change your election at any time prior to the end of the election period. However, your election outstanding as of the end of the election period will be final. You will have no future opportunity to change your election after the end of the election period, unless IGT extends the end of the election period. Next

Your Choices Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents Your Choices As you are eligible to participate in the Exchange Offer, you must choose whether to exchange outstanding eligible option grants previously granted to you. Your choices are: Exchange your eligible options - Your eligible options will be exchanged for new stock options promptly after the end of the election period at an exchange ratio as set forth in the Offer to Exchange document. Do Nothing - If you do not make an election to tender to IGT any or all of your outstanding eligible options, then your eligible options not tendered for exchange will remain outstanding, subject to their original exercise price and original terms. Terminating Employment - If you elect to participate in the Exchange Offer and your employment terminates for any reason before the end of the election period, you will not receive any new stock options. Please refer to the Offer to Exchange document for the impact of employment termination on your eligible options. The information on this Website regarding your eligible options is as of October 1, 2009 and may not be updated to reflect any changes after October 1, 2009, including any changes in the eligibility of the options that you hold as a result of termination of employment or otherwise. Any election you make on this Website to exchange an option that is no longer eligible for exchange in the Exchange Offer, as a result of termination of your employment or otherwise, will not be accepted. IGT has sole discretion to determine the eligibility of options for exchange under the Exchange Offer and the eligibility of employees to participate in the Exchange Offer. In addition, IGT has sole discretion to determine all questions as to form, validity (including time of receipt), and acceptance of any tender (or withdrawal) of eligible options. As described in the Offer to Exchange document, IGT has sole discretion to waive any defect or irregularity in any election with respect to any particular eligible options or any particular eligible employee. Next

Most Frequently Asked Questions and Answers Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock OptionExchange Program Documents Questions and Answers 1. Why is IGT making the Exchange Offer? 2. Who is eligible to participate in the Exchange Offer? 3. Which stock options are eligible for exchange in the Exchange Offer? 4. Are there any differences between the new stock options and the eligible stock options that may be surrendered in the Exchange Offer? 5. What are the conditions of the Exchange Offer? 6. What will be the exercise price per share of the new stock options? 7. If I elect to participate and my surrendered eligible stock options are accepted, when will I receive my new stock options? 8. When will the new stock options vest? 9. What if I elect to participate in the Exchange Offer and then leave IGT before the end of the election period? 10. What if I elect to participate in the Exchange Offer and then leave IGT after the new stock options are granted? 11. What does it mean to exchange on a “grant-by-grant” basis? 12. If I elect to participate and my surrendered eligible stock options are accepted, how many new stock options will I receive in exchange? 13. Can I exchange a portion of an eligible stock option grant? 14. What if I have more than one eligible stock option grant? 15. Why isn’t the exchange ratio simply one-for-one? 16. When will my new stock options expire? 17. Must I participate in the Exchange Offer? 18. How should I decide whether to exchange my eligible stock options for new stock options? 19. Why can’t IGT just grant eligible employees additional stock options? 20. How do I find out how many eligible stock options I have and what their exercise prices are? 21. Can I exchange stock options that I have already fully exercised? 22. Can I exchange the remaining portion of an eligible stock option grant that I have already partially exercised? 23. What if I am on an authorized leave of absence? Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents 24. Will I owe taxes if I participate in the Exchange Offer? 25. What happens if, after the grant date of the new stock options, my new stock options end up being underwater again? 26. What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer? 27. If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options? 28. How long do I have to decide whether to participate in the Exchange Offer? 29. How do I participate in the Exchange Offer? 30. When and how can I withdraw previously surrendered eligible stock options? 31. How will I know if my election form or my notice of withdrawal has been received? 32. What will happen if I do not submit my election by the deadline? 33. What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of the paper election form or the Offer to Exchange document? 1. Why is IGT making the Exchange Offer? We believe that an effective and competitive employee incentive program is imperative for the success of our business. We rely on our experienced and productive employees and their efforts to help us achieve our business objectives. At IGT, stock options constitute a key component of our incentive and retention programs because we believe that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Our stock price has experienced a significant decline and volatility during the past few years as a result of a number of factors affecting our business. We are currently operating in a challenging global business environment. The combination of economic uncertainty, lower replacement demand, limited opportunities from new or expanding markets, and increased competition has negatively impacted our consolidated results. Our customers report diminished casino play levels largely attributed to unfavorable economic conditions that have driven lower casino Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents visitation trends over the last 12 months. The recent profound economic downturn has imposed downward pressure on the price of our stock as well as the stock of many other companies. As a result, many of our employees hold options with exercise prices that are significantly higher than the current market price of our common stock. These out-of-the money options are no longer effective as performance and retention incentives, and at the same time they contribute to the market perception that there is a large “overhang”. «top» 2. Who is eligible to participate in the Exchange Offer? The exchange program will be open to all employees based in the U.S. who hold eligible options, except as described below. To be eligible, an individual must be eligible to participate in the Stock Incentive Plan and must be employed on the date the Exchange Offer commences and must remain employed through the end of the election period. The Exchange Offer will not be open to members of our board, our executive officers (including our named executive officers), other senior officers designated by our compensation committee, and employees based outside of the U.S. «top» 3. Which stock options are eligible for exchange in the Exchange Offer? To be eligible for exchange in the Exchange Offer, a stock option must (a) have an exercise price equal to or greater than $28.00, which approximates the 52-week intraday high trading price of our common stock as reported by the NYSE (measured from the commencement date of the Exchange Offer), and (b) have been granted prior to October 1, 2008. Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents 4. Are there any differences between the new stock options and the eligible stock options that may be surrendered in the Exchange Offer? If you choose to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, you will receive new stock options that will have substantially the same terms and conditions as the eligible stock options you surrendered, except that: You will receive a lesser amount of new stock options. The number of new stock options will be determined using an exchange ratio designed to result in a fair value, using standard valuation techniques, of the new stock options being approximately equal to the fair value of the stock options that are surrendered for exchange. The exercise price for the new stock options will be equal to the closing price of IGT common stock on the date the new stock options are granted (which we expect to be the next business day after the expiration of the Exchange Offer) as reported on the NYSE. The Company expects the exercise price for the new stock options to be lower than the exercise price of the stock options that will be surrendered for exchange. The new stock options will be subject to a two-year vesting period, even if all or a portion of the surrendered eligible stock options are already vested. Under this vesting schedule, 50% of the new stock options will vest upon the first anniversary of the new stock option grant date and the remaining 50% of the new stock options will vest upon the second anniversary of the new stock option grant date so long as you remain employed during that period. Unlike other stock options granted by IGT, the new stock options will have a contractual term of six years from the new stock option grant date. The new stock options will be subject to the terms and conditions of the Stock Incentive Plan. The new stock options will be nonqualified stock options, even if the surrendered options were “incentive stock options” for tax purposes. Nonqualified stock options and incentive stock options are treated differently for tax purposes. Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents 5. What are the conditions of the Exchange Offer? The Exchange Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Exchange Offer. The Exchange Offer is not conditioned upon a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating. If any of the events described in the Offer to Exchange document occur, we may terminate, extend or amend the Exchange Offer at any time prior to the expiration of the Exchange Offer. «top» 6. What will be the exercise price per share of the new stock options? All new stock options will be granted with an exercise price equal to the closing price of IGT common stock on the new stock option grant date (expected to be the next business day after the expiration of the Exchange Offer) as reported by the NYSE. «top» 7. If I elect to participate and my surrendered eligible stock options are accepted, when will I receive my new stock options? We expect to cancel all properly surrendered eligible stock options on the same day that the Exchange Offer expires. We also expect that the grant date of the new stock options will be the next business day after the expiration of the Exchange Offer. The scheduled expiration date of the Exchange Offer is Tuesday, November 3, 2009, and we expect to accept and cancel all properly surrendered eligible stock options on that day. We expect that the new stock option grant date will be Wednesday, November 4, 2009. If the expiration date of the Exchange Offer is extended, then the cancellation date and the new stock option grant date will be similarly extended. Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents 8. When will the new stock options vest? Should you elect to participate in the Exchange Offer, your surrendered eligible stock options will be exchanged for new stock options that will be subject to a new two-year vesting schedule. All new stock options granted in the Exchange Offer will vest in two equal annual installments, beginning 12 months after the new stock option grant date so long as you remain employed during the vesting period. «top» 9. What if I elect to participate in the Exchange Offer and then leave IGT before the end of the election period? If you elect to participate in the Exchange Offer and your employment terminates for any reason before the end of the election period, your election will be cancelled and you will not receive new stock options. If this occurs, no changes will be made to the terms of your current stock options, and these stock options will be treated as if you had declined to participate in the Exchange Offer. Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of IGT or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the end of the election period or thereafter. «top» Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents 10. What if I elect to participate in the Exchange Offer and then leave IGT after the new stock options are granted? If you elect to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, your new stock options will be granted on the new stock option grant date. If your employment terminates for any reason after the new stock option grant date, the terms and conditions of any new stock options granted in the Exchange Offer will apply. «top» 11. What does it mean to exchange on a “grant-by-grant” basis? Eligible stock options will be surrendered on a grant-by-grant basis in exchange for a lesser amount of new stock options with a lower exercise price. Generally, when we grant stock options to employees, the stock option “grant” will have more than one underlying stock option. For example, an employee might receive a stock option grant with 100 underlying stock options. All 100 stock options would have been granted on the same date with the same exercise price. When we state that employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis, that means that you can elect to exchange either all or none of the underlying stock options of a particular grant. Using the example of a stock option grant with 100 underlying stock options, assuming the stock options were eligible stock options and still outstanding, you could elect to surrender the entire stock option grant (i.e., all 100 stock options) in exchange for a grant with a lesser amount of new stock options and with a lower exercise price. «top» 12. If I elect to participate and my surrendered eligible stock options are accepted, how many new stock options will I receive in exchange? Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents The number of new stock options that you receive will depend on the total number of surrendered eligible stock options and the exchange ratio, as shown in the table below. The exchange ratio was designed to result in a fair value of the new stock options that is approximately equal to the fair value of the stock options that are surrendered. IGT used a standard valuation model to determine the actual exchange ratios. If, after the exchange of eligible stock options in any particular stock option grant, you would be left with a fractional stock option, we will round such fractional stock option to the nearest whole stock option (equal to or greater than 0.5 is rounded up to the nearest whole stock option and less than 0.5 is rounded down to the nearest whole stock option). IGT will not issue any fractional new stock options. Based on this rounding convention, you will not be able to surrender for exchange any otherwise eligible stock option grant that does not have sufficient underlying stock options to result in at least 0.5 new stock options after the exchange (which would be rounded up to one whole new stock option). See the table below for the exchange ratio. If the Per Share Exercise Price of an Eligible Stock Option Grant Is $28.00 or greater The Exchange Ratio Is (Eligible Stock Options to New Stock Options) 2-to-1 «top» 13. Can I exchange a portion of an eligible stock option grant? No. Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis. No partial exchanges of a stock option grant will be permitted. If you elect to exchange an eligible stock option grant, you must exchange all of the outstanding (i.e., unexercised) stock options underlying that particular stock option grant. If you attempt to exchange a portion but not all of the underlying stock options of an eligible stock option grant, your election will be rejected. Next

Most Frequently Asked Questions and Answers (continued) Learn More Stock Option Exchange Program Calculator John Sample logout Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents For example, if you have an eligible stock option grant with 100 underlying stock options, you can elect to exchange all or none of the 100 stock options. You cannot, however, elect to exchange only a portion of the 100 underlying stock options. If you choose not to exchange any of the 100 stock options, those 100 stock options will remain outstanding at the original exercise price. «top» 14. What if I have more than one eligible stock option grant? Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis. This means that if you have more than one eligible stock option grant, you may elect to surrender the eligible stock options from one stock option grant and not another. For example, if you have two eligible stock option grants, one with 100 underlying stock options and another with 50 underlying stock options, you may elect to exchange just the stock option grant with 100 underlying stock options, just the stock option grant with 50 underlying stock options, both stock option grants, or none of the stock option grants. «top» 15. Why isn’t the exchange ratio simply one-for-one? We believe the exchange ratios must balance the interests of both our employees and our shareholders, and as a result, we have designed it to be “value for value.” This means that, in the aggregate, the fair value of the stock options being exchanged is approximately equal to the fair value of the new stock options being granted. Under our option pricing model described above, this requires that more stock options be surrendered than granted in the exchange. However, we believe that the new stock options will have a lower exercise price than the surrendered options. «top» Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents 16. When will my new stock options expire? All new stock options will have a contractual term of six years, instead of the typical ten-year contractual term of the currently outstanding stock options. The six-year contractual term for the new stock options is based on the average remaining contractual term of existing options that are eligible to be exchanged in the Exchange Offer. For example, if your new stock options are granted on November 4, 2009, you will have until November 4, 2015 to exercise your new stock options (assuming you remain employed through that period). «top» 17. Must I participate in the Exchange Offer? No. Participation in the Exchange Offer is completely voluntary. If you choose not to participate, you will keep all of your currently outstanding stock options, including stock options eligible for the Exchange Offer, and you will not receive new stock options in the Exchange Offer. No changes will be made to the terms of your current stock options if you decline to participate. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything. «top» 18. How should I decide whether to exchange my eligible stock options for new stock options? IGT is providing as much information as possible to assist you in making your own informed decision. You are encouraged to seek further advice from your tax, financial and legal advisors as to the consequences of participating or not participating in the Exchange Offer. No one from IGT is, or will be, authorized to provide you with advice, recommendations or additional information in this regard. Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents Please also review the section of the Offer to Exchange document entitled Risk Factors for a discussion of the risks of participating in the Exchange Offer. «top» 19. Why can’t IGT just grant eligible employees additional stock options? We designed the Exchange Offer to avoid the potential dilution in ownership to our shareholders that would result if we granted employees additional stock options to supplement their underwater stock options. Granting more stock options would increase the number of outstanding stock options relative to our outstanding shares of common stock (sometimes called “overhang”), which we do not believe would be in the best interests of our shareholders. In addition, issuing new stock options without cancelling any previously granted stock options would increase our operating expenses, as we would need to expense both the new stock options and the previously granted stock options. This would decrease our reported earnings and could negatively impact our stock price. «top» 20. How do I find out how many eligible stock options I have and what their exercise prices are? You can review a list of your eligible stock options and the exercise prices of such options on this Stock Option Exchange Program Website, or you can email IGT’s Stock Plan Administration Group at option.exchange@IGT.com to find out how many eligible stock options you have and what their exercise prices are. «top» 21. Can I exchange stock options that I have already fully exercised? Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents No. The Exchange Offer only applies to outstanding IGT stock options that are eligible under the Exchange Offer. You will not be able to exchange shares of IGT stock that you own outright. «top» 22. Can I exchange the remaining portion of an eligible stock option grant that I have already partially exercised? Yes. If you previously exercised an eligible stock option grant in part, the remaining outstanding (i.e., unexercised) portion of the eligible stock option grant can be exchanged in the Exchange Offer. «top» 23. What if I am on an authorized leave of absence? Any eligible employees who are on an authorized leave of absence will be able to participate in the Exchange Offer. If you surrender your eligible stock options and you are on an authorized leave of absence on the end of the election period, you will be entitled to receive new stock options on the new stock option grant date as long as all other eligibility requirements are still met. «top» 24. Will I owe taxes if I participate in the Exchange Offer? Generally, for U.S. federal income tax purposes, we believe the exchange of eligible stock options for new stock options pursuant to the Exchange Offer should be treated as a nontaxable exchange and that no income should be recognized upon the grant of the new stock options. We encourage all eligible employees who are considering Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents exchanging their eligible stock options pursuant to the Exchange Offer to consult with their own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the Exchange Offer. «top» 25. What happens if, after the grant date of the new stock options, my new stock options end up being underwater again? The Exchange Offer is a one-time opportunity and is not expected to be offered again. We can provide no assurance as to the price of our common stock at any time in the future. Therefore, in the future, the exercise price of the new stock options could be greater than the price of our common stock. «top» 26. What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer? The Exchange Offer will have no effect on eligible stock options that you choose not to surrender or on eligible stock options that are not accepted for exchange in the Exchange Offer. «top» 27. If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options? Yes. On the expiration of the Exchange Offer, any stock options you surrender in exchange for new stock options that we accept for exchange will be cancelled, and you will no longer have any rights under those surrendered Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents eligible stock options. «top» 28. How long do I have to decide whether to participate in the Exchange Offer? The Exchange Offer expires at 5:00 p.m., Pacific Time, on November 3, 2009. No exceptions will be made to the deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of the Exchange Offer at any time. If we extend the Exchange Offer, we will publicly announce the extension and the new expiration date no later than 6:00 a.m., Pacific Time, on the next business day after the last previously scheduled or announced expiration date. If the expiration date of the Exchange Offer is extended, then the cancellation date and the new stock option grant date will be similarly extended. «top» 29. How do I participate in the Exchange Offer? If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify IGT’s Stock Plan Administration Group of your election to exchange such stock options before the Exchange Offer expires. You may notify us of your election in one of the following two ways: By making an election on this Stock Option Exchange Program Website. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific Time, on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). By completing and returning the paper election form included in the materials emailed to you with the Offer to Exchange document, and delivering it to IGT’s Stock Plan Administration Group, by hand, by interoffice mail, by Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents facsimile (775) 448-0770, by regular or overnight mail (International Game Technology, 9295 Prototype Drive, Reno, NV 89521-8986, Attention: Stock Plan Administration Group), or by email to option.exchange@IGT.com, so that IGT’s Stock Plan Administration Group receives and accepts it before the expiration deadline of 5:00 p.m., Pacific Time, on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). You must allow for delivery time based on the method of submission that you choose to ensure that IGT’s Stock Plan Administration Group receives and accepts your paper election form by the deadline. You do not need to return your stock option agreement(s) relating to any surrendered eligible stock options, as they will be cancelled automatically if we accept your eligible stock options for exchange. Your eligible stock options will not be considered surrendered until IGT’s Stock Plan Administration Group receives and accepts your properly submitted election (either online on this Stock Option Exchange Program Website or via a paper election form). Your properly submitted election must be received and accepted before 5:00 p.m., Pacific Time, on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). If you miss the deadline or submit an election that is not properly completed as of the deadline, you will not be permitted to participate in the Exchange Offer. You are responsible for making sure that your election is properly completed, received and accepted by IGT’s Stock Plan Administration Group by the deadline. We reserve the right to reject any or all surrenders of eligible stock options that we determine are not in appropriate form or that we determine would be unlawful to accept. Subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly surrendered eligible stock options on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). «top» 30. When and how can I withdraw previously surrendered eligible stock options? Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents If you elect to surrender eligible stock options and later change your mind, you may withdraw your surrendered eligible stock options by notifying IGT’s Stock Plan Administration Group of your election to withdraw such options before the Exchange Offer expires. You may notify us of your withdrawal election in one of the following two ways: By revising your election on this Stock Option Exchange Program Website. Your online withdrawal election must be submitted before the expiration deadline of 5:00 p.m., Pacific Time, on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). By completing and returning the paper notice of withdrawal included in the materials emailed to you with the Offer to Exchange document, and delivering it to IGT’s Stock Plan Administration Group according to the instructions contained in the materials so that IGT’s Stock Plan Administration Group receives and accepts it before the expiration deadline of 5:00 p.m., Pacific Time, on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). You must allow for delivery time based on the method of submission that you choose to ensure that we receive and accept your withdrawal election by the deadline. Once you have withdrawn eligible stock options, you may again surrender such options only by following the procedures for properly surrendering eligible stock options as discussed in Question 29. If you miss the deadline for notifying us of your withdrawal election but remain an eligible employee, any previously surrendered eligible stock options will be cancelled and exchanged pursuant to the Exchange Offer. «top» 31. How will I know if my election form or my notice of withdrawal has been received? You can check the Election Confirmation page on this Stock Option Exchange Program Website at any time to see your current election(s). If you have previously submitted an election on this Website or used a paper form, you Next

Most Frequently Asked Questions and Answers (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents may view your latest elections by going to the Elect section of this Website. Note that if you are submitting an election by paper form, there could be a delay between the entry time and ability to view the election. Additionally, if you notify IGT’s Stock Plan Administration Group of your election to participate in the Exchange Offer or your election to withdraw previously surrendered eligible stock options by submitting a paper election form or notice of withdrawal, IGT intends to confirm receipt of a paper election form within five business days after receipt. If you do not receive confirmation, or if you submit your paper election form less than five business days before the end of the election period, it is your responsibility to confirm that it has been received by emailing option.exchange@IGT.com. «top» 32. What will happen if I do not submit my election by the deadline? If IGT does not receive your election to surrender eligible stock options for exchange before the Exchange Offer expires, then all of your eligible stock options will remain outstanding at their original exercise price and subject to their original terms. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything. «top» 33. What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of the paper election form or the Offer to Exchange document? For any technical assistance with this website, please contact Fidelity Stock Plan Services at 1-800-544-9354 between the hours of 5:00 p.m. on Sunday and 12:00 a.m. on Friday, Eastern Time. If you would like to request additional copies of the Offer to Exchange documents, the paper election form, or other documents relating to the Exchange Offer, please send your request to IGT’s Stock Plan Administration Group, by hand, by interoffice mail, by facsimile (775) 448-0770, or by email at option.exchange@IGT.com. All copies will be furnished promptly at IGT’s expense. Next

Stock Option Exchange Program Documents Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Overview Calculator Overview Your Choices Questions and Answers Stock Option Exchange Program Documents Stock Option Exchange Program Documents Offer to Exchange Election Form Notice of Withdrawal Next

Exchange Offer Calculator Stock Option Exchange Program John Sample logout Learn More Calculator Elect Stock Option Exchange Program Calculator The table below shows your current outstanding IGT eligible stock options based on your employment status at October 1, 2009. If your employment terminates on or after October 1, 2009 and prior to the end of the election period, none of the options reflected in this table will be “eligible options.” See the Offer to Exchange document for further details on the treatment of your options upon termination of your employment. The following information illustrates how to calculate the number of new stock options you will receive if you elect to participate in the Exchange Offer. 1. Check the box for each grant to “Exchange” your options. The new stock options for each grant selected will be shown. You also have the option of checking the “Exchange All Eligible Options” button instead of selecting individual grants. 2. If you are ready to make your election,click [Next] at the bottom of this page to move on to the Election tab. 3. Unchecked grants will not be exchanged. 4. Options that expire, terminate or are forfeited before the end of the election period are not eligible to be exchanged. Refer to the Offer to Exchange document for more information. Calculate as many exchange scenarios as you wish. Your Eligible Options Exchange All Eligible Options Back Next Important Legal Information

Exchange Offer Calculator (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect Grant Year Grant Date Exercise Price Eligible Vested Options Eligible Unvested Options Exchange Ratio* I elect to ‘Exchange’ my Eligible Options New Stock Options Granted** 2004 12/31/2004 $34.38 2,400 600 2-to-1 0 2006 11/10/2006 $42.72 1,485 1,484 2-to-1 1,485 2007 05/11/2007 $38.91 2,547 2,547 2-to-1 2,547 2008 05/09/2008 $35.26 1,400 4,200 2-to-1 0 Total: 4,032 Important Legal Information * The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than or equal to 0.5 are rounded up to the nearest whole stock option and fractional new stock options less then 0.5 are rounded down to the nearest whole stock option, on a grant by basis. IGT will not issue any fractional stock options. ** May not reflect any options that expire, terminate or are forfeited prior to the end of the election period. The grid above does not reflect the impact of employment terminations on or after October 1, 2009. The terms and conditions applicable to the Exchange Offer and any decision to exchange eligible options by tendering them in the Exchange Offer are contained in the Offer to Exchange document. If you elect to exchange eligible options, those options will be cancelled when we accept your tender of the options at the end of the election period at 5:00 p.m., Pacific Time, on November 3, 2009 (or such later date as may apply if the Exchange Offer is extended). We believe any “exchange” election shall be treated as a non-taxable event for U.S. federal income tax purposes. In addition to reviewing the Offer to Exchange document carefully, we recommend that you consult with your personal investment, tax and legal advisors before making your election. Back Next Important Legal Information

Elect tab

Stock Option Exchange Program

John Sample
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Learn More | Calculator | Elect

Offer to Exchange Election and Agreement

To exchange your eligible options in the Exchange Offer, check the box(es) below for each eligible option grant you wish to tender. To exchange all eligible options, check the box "Exchange All Eligible Options." To withdraw your decision to exchange eligible options, uncheck the box(es) below for each eligible option grant you no longer wish to tender. You may re-tender your options by checking the box(es) for each eligible option grant you wish to tender once again.

Please note that elections made through this Stock Option Exchange Program Website are not recorded and delivered to us until after you have clicked on the "Submit" box below.

Your Stock Options

☐ Exchange All Eligible Options

Grant Year	Grant Date	Exercise Price	Eligible Vested Options	Eligible Unvested Options	Exchange Ratio*	I elect to 'Exchange' my Eligible Options	New Stock Options Granted**
2004	12/31/2004	$34.38	2,400	600	2-to-1	☐	0
2006	11/10/2006	$42.72	1,485	1,484	2-to-1	☑	1,485
2007	05/11/2007	$38.91	2,547	2,547	2-to-1	☑	2,547
2008	05/09/2008	$35.26	1,400	4,200	2-to-1	☐	0
						Total:	4,032

*The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than or equal to

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Important Legal Information

Elect tab (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect *The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than or equal to 0.5 are rounded up to the nearest whole stock option and fractional new stock options less then 0.5 are rounded down to the nearest whole stock options, on a grant by grant basis. IGT will not issue any fractional new stock option. **May not reflect any options that expire, terminate or are forfeited prior to the end of the election period. By electing to exchange your eligible stock options by tendering them in the Exchange Offer, you are agreeing as follows: 1. I have received and understand the Offer to Exchange document, dated October 5, 2009 (the “Offer to Exchange document”), relating to the offer by International Game Technology (“IGT”) to exchange some or all of my outstanding options to purchase shares of IGT common stock that (i) have been granted under the 2002 Stock Incentive Plan; (ii) have an exercise price equal to or greater than $28.00; (iii) were granted prior to October 1, 2008; and (iv) are outstanding when the Exchange Offer expires at 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless IGT extends the Exchange Offer (the “end of the election period”) for nonqualified options for a lesser number of shares (the “new stock options”) with an exercise price equal to the closing price of IGT’s common stock on the date the new stock options are granted, which is expected to be the next business day after the expiration date of the Exchange Offer, subject to the terms and conditions set forth in the Offer to Exchange document. Terms used but not otherwise defined on this Stock Option Exchange Program Website (this “Website”) shall have the meanings given to them in the Offer to Exchange document. 2. I am not eligible to participate in the Exchange Offer unless I am an “eligible employee,” defined as all employees of IGT based in the U.S. who hold eligible options other than members of IGT’s board of directors, executive officers (including IGT’s named executive officers), other senior officers designated by IGT’s compensation committee, retired or terminated employees, and employees based outside of the United States. To remain eligible to tender eligible options for exchange and cancellation, and receive new stock options, pursuant to the Offer to Exchange document, I must be employed by IGT on the date the Exchange Offer commences and must remain employed through the end of the election period. 3. The Exchange Offer will expire at 5:00 p.m., Pacific Time, on November 3, 2009, unless IGT extends the Exchange Offer. The eligible options surrendered will be cancelled as of the end of the election period unless IGT elects to terminate the Exchange Offer (in accordance with the Offer to Exchange document) or it elects, in its sole discretion, not to accept for surrender any or all of the eligible options. The grant date for the new stock options is expected to occur promptly after the Exchange Offer expires and is expected to be on the business day after the end of the election period. 4. By choosing to participate in the Exchange Offer, I may only elect to exchange eligible options. If I tender any of my eligible options, I must tender all eligible options under the applicable eligible option grant. This means that I may not tender only a portion of an outstanding eligible option grant. However, if I have more than one outstanding eligible option grant, I may tender all of the eligible options under one or more such grants and choose not to tender the eligible options subject to a different grant. Back

Elect tab (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect 5. In return for those eligible options that I elect to exchange, and subject to the terms of the Exchange Offer, IGT will grant me new stock options. If I participate in this Exchange Offer, I will receive the amount of new stock options for surrendered eligible options based on the exchange ratio of eligible options to new stock options set forth in the Offer to Exchange document, subject to certain conditions set forth in the Offer to Exchange document. If I am not an employee of IGT at the end of the election period, I will not receive any new stock options. 6. The new stock options will have some different terms and conditions compared to the eligible options cancelled in this Exchange Offer, with respect to their tax classification (with respect to eligible options that are incentive stock options), exercise price, expiration, vesting schedule, and the number of underlying shares of common stock. In addition, the new stock options will be granted under, and will be subject to the terms and conditions of, the 2002 Stock Incentive Plan and a new option agreement between IGT and me. 7. My employment with IGT remains “at will” and can be terminated by me or IGT at any time, with or without cause or notice, and neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer shall be construed as a right to continued employment with IGT. IGT has made no representations or warranties to me regarding the Exchange Offer or the future price or value of IGT’s common stock and my participation in the Exchange Offer is at my own discretion. IGT shall not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to tender my eligible options in the Exchange Offer. 8. My death or incapacity will not affect IGT’s authority to take the actions described in the Offer to Exchange document with respect to eligible options that I have tendered for exchange, and such authority will survive my death or incapacity. All of my obligations under this election will be binding upon my heirs, personal representatives, successors and assigns. 9. Under certain circumstances set forth in the Offer to Exchange document, IGT may terminate (in accordance with the Offer to Exchange document), modify or amend the Exchange Offer. In any such event, the eligible options tendered for exchange but not accepted will remain in effect without change. 10. I acknowledge that IGT has encouraged me to consult with my own tax, financial and legal advisors as to the consequences of participating or not participating in the Exchange Offer. Back

Elect tab (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect 11. To administer the Exchange Offer, IGT must collect, use and transfer information regarding me and my eligible stock option grants, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in IGT or its subsidiaries, details of all stock options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor (“Data”). Further, IGT may have to pass that information on to third parties who are assisting with the Exchange Offer. By submitting this election and surrendering my eligible stock options for exchange, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my Data by IGT and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing my participation in the Exchange Offer as described above. I further understand that the Data will be transferred to any stock plan service providers or other third parties as may be selected by IGT that are assisting IGT with the implementation, administration and management of the Exchange Offer. 12. I hereby give up my entire ownership interest in the eligible options as described above. All of these identified eligible options, any rights related to these eligible options and any certificates or other documentation evidencing such eligible option grant(s) will become null and void as of the end of the election period. I am not required to tender any of my eligible options pursuant to the Exchange Offer. I understand that my participation and this election are entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible options at any time until 5:00 p.m., Pacific Time, on November 3, 2009, by: (i) submitting a new election through this Website and following the instructions on this Website; (ii) delivering a new properly completed and duly executed paper election form bearing a later date; or (iii) delivering a properly completed and duly executed paper notice of withdrawal in accordance with its instructions. This decision to tender my eligible options will be irrevocable after 5:00 p.m., Pacific Time, on November 3, 2009, unless the Exchange Offer is extended. My election (whether submitted electronically through this Website or in paper form) bearing the most recent date, or my paper notice of withdrawal, if I complete and deliver such a notice and it bears a more recent date than any of my elections, received by IGT as of 5:00 p.m., Pacific Time, on November 3, 2009, will be my final decision. 13. I hereby represent and warrant that I have full power and authority to elect to surrender the eligible stock options marked “Exchange” in the table above and that, when and to the extent such eligible stock options are accepted by IGT, such eligible stock options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such eligible stock options will not be subject to any adverse claims. Without limiting the foregoing, I hereby represent and warrant that either I am not married and do not have a registered domestic partner, my spouse or registered domestic partner has no community or other marital property rights in the eligible stock options or new stock options, or my spouse or registered domestic partner has consented to and agreed to be bound by the election. Upon request, I will execute and deliver any additional documents deemed by IGT to be necessary or desirable to complete the exchange of the eligible options I am electing to exchange. Important Legal Information Back

Elect tab (continued) Stock Option Exchange Program John Sample logout Learn More Calculator Elect 14. I hereby elect to exchange and cancel the eligible options as described above. I have the full power and authority to elect to exchange these eligible options. The Exchange Offer expires at 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless extended by IGT. You may change your election until the end of the election period. Your election outstanding as of the end of the election period, including your decision not to participate in the Exchange Offer, will be final, unless IGT extends the end of the election period. If you do not make an election prior to the end of the election period, you will not participate in the Exchange Offer, and all of your eligible options will remain outstanding, subject to their original exercise price and original terms. Under no circumstances will IGT accept an election after the end of the election period. Be sure to print a confirmation of your election after you click [Submit] below. Important Legal Information Back Submit

After Submit is Clicked Stock Option Exchange Program John Sample logout Learn More Calculator Elect Offer to Exchange Election and Agreement To exchange your eligible options in the Exchange Offer, check the box(es) below for each eligible option grant you wish to tender. To exchange all eligible options, check the box “Exchange All Eligible Options.” To withdraw your decision to exchange eligible options, uncheck the box(es) below for each eligible option grant you no longer wish to tender. You may re-tender your options by checking the box(es) for each eligible option grant you wish to tender once again. Your Stock Thank you for making your elections. You have chosen to exchange some, but not all, of your eligible options at this time. Please print the election for your records. You may change your election at any time prior to the end of the election period. However, the last election submitted will be your final decision. You will have no future opportunity to change your election after 5:00 p.m., Pacific Time, on Tuesday, November 3, 2000, unless the Exchange Offer is extended by IGT. If you do not elect to exchange all of your eligible options, the eligible options that you are not exchanging will remain outstanding, subject to their original exercise price and original terms. Grant year 2004 2006 2007 2008 0 1,485 2,547 0 Total: 4032 *The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than or equal to 0.5 are rounded up to the nearest whole stock option and fractional new stock options less then 0.5 are rounded down to the nearest whole stock options, on a Important Legal Information Go Back Print Confirmation Log Out Back

Print Confirmation Stock Option Exchange Program Click here to print. Close this window Print Confirmation John Sample Confirmation Number: testcase 1-20091003-05157 Saturday October 03, 2009, 12:53 AM, Eastern Time Exchange Program Print Elections You may re-tender your options at anytime prior to the closing date by logging back into this Website and making new elections. The last election submitted prior to the Closing Date will be your final decision. Your Stock Options Exchange All Eligible Options Grant Year Grant Date Exercise Price Eligible Vested Options Eligible Unvested Options Exchange Ratio* I elect to ‘Exchange’ my Eligible Options New Stock Options Granted** 2004 12/31/2004 $34.38 2,400 600 2-to-1 0 2006 11/10/2006 $42.72 1,485 1,484 2-to-1 1,485 2007 05/11/2007 $38.91 2,547 2,547 2-to-1 2,547 2008 05/09/2008 $35.26 1,400 4,200 2-to-1 0 Total: 4,032 *The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than 0.5 are rounded up to the nearest whole stock option and fractional new stock options less than 0.5 are rounded down to the nearest whole stock options, on a grant

Print Confirmation (continued) by grant basis. IGT will not issue any fractional new stock option. **May not reflect any options that expire, terminate or are forfeited prior to the end of the election period. By electing to exchange your eligible stock options by tendering them in the Exchange Offer, you are agreeing as follows: 1. I have received and understand the Offer to Exchange document, dated October 5, 2009 (the “Offer to Exchange document”), relating to the offer by International Game Technology (“IGT”) to exchange some or all of my outstanding options to purchase shares of IGT common stock that (i) have been granted under the 2002 Stock Incentive Plan; (ii) have an exercise price equal to or greater than $28.00; (iii) were granted prior to October 1, 2008; and (iv) are outstanding when the Exchange Offer expires at 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless IGT extends the Exchange Offer (the “end of the election period”) for nonqualified options for a lesser number of shares (the “new stock options”) with an exercise price equal to the closing price of IGT’s common stock on the date the new stock options are granted, which is expected to tbe the next business day after the expiration date of the Exchange Offer, subject to the terms and conditions set forth in the Offer to Exchange document. Terms used but not otherwise defined on this Stock Option Exchange Program Website (this “Website”) shall have the meanings given to them in the Offer to Exchange document. 2. I am not eligible to participate in the Exchange Offer unless I am an “eligible employee,” defined as all employees of IGT based in the U.S. who hold eligible options other than members of IGT’s board of directors, executive officers (including IGT’s named executive officers), other senior officers designated by IGT’s compensation committee, retired or terminated employees, and employees based outside of the United States. To remain eligible to tender eligible options for exchange and cancellation, and receive new stock options, pursuant to the Offer to Exchange document, I must be employed by IGT on the date the Exchange Offer commences and must remain employed through the end of the election period. 3. The Exchange Offer will expire at 5:00 p.m., Pacific Time, on November 3, 2009, unless IGT extends the Exchange Offer. The eligible options surrendered will be cancelled as of the end of the election period unless IGT elects to terminate the Exchange Offer (in accordance with the Offer to Exchange document) or it elects, in its sole discretion, not to accept for surrender any or all of the eligible options. The grant date for the new stock options is expected to occur promptly after the Exchange Offer expires and is expected to be on the business day after the end of the election period. 4. By choosing to participate in the Exchange Offer, I may only elect to exchange eligible options. If I tender any of my eligible options, I must tender all eligible options under the applicable eligible option grant. This means that I may not tender only a portion of an outstanding eligible option grant. However, if I have more than one outstanding eligible option grant, I may tender all of the eligible options under one or more such grants and choose not to tender the eligible options subject to a different grant. 5. In return for those eligible options that I elect to exchange, and subject to the terms of the Exchange Offer, IGT will grant me new stock options. If I participate in this Exchange Offer, I will receive the amount of new stock options for surrendered eligible options based on the exchange ratio of eligible options to new stock options set forth in the Offer to Exchange document, subject to certain conditions set forth in the Offer to Exchange document. If I am not an employee of IGT at the end of the election period, I will not receive any new stock options. 6. The new stock options will have some different terms and conditions compared to the eligible options cancelled in this Exchange Offer, with respect to their tax classification (with respect to eligible options that are incentive stock options), exercise price, expiration, vesting schedule, and the number of underlying shares of common stock. In addition, the new stock options will be granted under, and will be subject to the terms and conditions of, the 2002 Stock Incentive Plan and a new option agreement between IGT and me.

Print Confirmation (continued) 7. My employment with IGT remains “at will” and can be terminated by me or IGT at any time, with or without cause or notice, and neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer shall be construed as a right to continued employment with IGT. IGT has made no representations or warranties to me regarding the Exchange Offer or the future price or value of IGT’s common stock and my participation in the Exchange Offer is at my own discretion. IGT shall not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to tender my eligible options in the Exchange Offer. 8. My death or incapacity will not affect IGT’s authority to take the actions described in the Offer to Exchange document with respect to eligible options that I have tendered for exchange, and such authority will survive my death or incapacity. All of my obligations under this election will be binding upon my heirs, personal representatives, successors and assigns. 9. Under certain circumstances set forth in the Offer to Exchange document, IGT may terminate (in accordance with the Offer to Exchange document), modify or amend the Exchange Offer. In any such event, the eligible options tendered for exchange but not accepted will remain in effect without change. 10. I acknowledge that IGT has encouraged me to consult with my own tax, financial and legal advisors as to the consequences of participating or not participating in the Exchange Offer. 11. To administer the Exchange Offer, IGT must collect, use and transfer information regarding me and my eligible stock option grants, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in IGT or its subsidiaries, details of all stock options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor (“Data”). Further, IGT may have to pass that information on to third parties who are assisting with the Exchange Offer. By submitting this election and surrendering my eligible stock options for exchange, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my Data by IGT and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing my participation in the Exchange Offer as described above. I further understand that the Data will be transferred to any stock plan service providers or other third parties as may be selected by IGT that are assisting IGT with the implementation, administration and management of the Exchange Offer. 12. I hereby give up my entire ownership interest in the eligible options as described above. All of these identified eligible options, any rights related to these eligible options and any certificates or other documentation evidencing such eligible option grant(s) will become null and void as of the end of the election period. I am not required to tender any of my eligible options pursuant to the Exchange Offer. I understand that my participation and this election are entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible options at any time until 5:00 p.m., Pacific Time, on November 3, 2009, by: (i) submitting a new election through this Website and following the instructions on this Website; (ii) delivering a new properly completed and duly executed paper election form bearing a later date; or (iii) delivering a properly completed and duly executed paper notice of withdrawal in accordance with its instructions. This decision to tender my eligible options will be irrevocable after 5:00 p.m., Pacific Time, on November 3, 2009, unless the Exchange Offer is extended. My election (whether submitted electronically through this Website or in paper form) bearing the most recent date, or my paper notice of withdrawal, if I complete and deliver such a notice and it bears a more recent date than any of my elections, received by IGT as of 5:00 p.m., Pacific Time, on November 3, 2009, will be my final decision. 13. I hereby represent and warrant that I have full power and authority to elect to surrender the eligible stock options marked “Exchange” in the table above and that, when and to the extent such eligible stock options are accepted by IGT, such eligible stock options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such eligible stock options will not be subject to any adverse claims. Without limiting the foregoing, I hereby represent and warrant that either I am not married and do not have a registered domestic partner, my spouse or registered domestic partner has no community or other marital property rights in the eligible stock options or new stock options, or my spouse or registered domestic partner has consented to and agreed to be bound by the election. Upon request, I will execute and deliver any additional documents deemed by IGT to be necessary or desirable to complete the exchange of the eligible options I am electing to exchange. 14. I hereby elect to exchange and cancel the eligible options as described above. I have the full power and authority to elect to exchange these eligible options. The Exchange Offer expires at 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless extended by IGT. You may change your election until the end of the election period. Your election outstanding as of the end of the election period, including your decision not to participate in the Exchange Offer, will be final, unless IGT extends the end of the election period. If you do not make an election prior to the end of the election period, you will not participate in the Exchange Offer, and all of your eligible options will remain outstanding, subject to their original exercise price and original terms. Under no circumstances will IGT accept an election after the end of the election period. Be sure to print a copy of this document for your records.

Additional Scenario: After You Click Submit After Electing to Exchange All Options

IGT **Stock Option Exchange Program** John Sample
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Offer to Exchange Election and Agreement

To exchange your eligible options in the Exchange Offer, check the box(es) below for each eligible option grant you wish to tender. To exchange all eligible options, check the box "Exchange All Eligible Options." To withdraw your decision to exchange eligible options, uncheck the box(es) below for each eligible option grant you no longer wish to tender. You may re-tender your options by checking the box(es) for each eligible option grant you wish to tender once again.

Thank you for making your elections. You have chosen to exchange all of your eligible options at this time. Please print the election for your records. You may change your election at any time prior to the end of the election period. However, the last election submitted will be your final decision. You will have no future opportunity to change your election after 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless the Exchange Offer is extended by IGT.

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Your Stock Optio... ...ible Options

Grant Year	Grant D...						...k Options ...ted**
2004	12/31/2...						1,500
2006	11/10/2...						1,485
2007	05/11/2...						2,547
2008	05/09/2008	$35.26	1,400	4,200	2-to-1	☑	2,800
						Total:	8,332

*The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than or equal to 0.5 are rounded up to the nearest whole stock option and fractional new stock options less then 0.5 are rounded down to the nearest whole stock options, on a

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Important Legal Information

Additional Scenario: After You Click Submit After Electing to Exchange No Options Stock Option Exchange Program John Sample logout Learn More Calculator Elect Offer to Exchange Election and Agreement To exchange your eligible options in the Exchange Offer, check the box(es) below for each eligible option grant you wish to tender. To exchange all eligible options, check the box “Exchange All Eligible Options.” To withdraw your decision to exchange eligible options, uncheck the box(es) below for each eligible option grant you no longer wish to tender. You may re-tender your options by checking the box(es) for each eligible option grant you wish to tender once again. You have chosen to not exchange your eligible options at this time. Remember, you will have no future opportunity to change your election after 5:00 p.m., Pacific Time, on Tuesday, November 3, 2009, unless the Exchange Offer is extended by IGT. If you do not elect to exchange your eligible options, they will remain outstanding, subject to their original exercise price and original terms. Grant Year 2004 2006 2007 2008 05/09/2008 $35.26 1,400 4,200 2-to-1 0 0 0 0 Total: 0 Back Important Legal Information *The exchange ratio is eligible options-to-new stock options. For purposes of applying the exchange ratio, fractional new stock options greater than or equal to 0.5 are rounded up to the nearest whole stock option and fractional new stock options less then 0.5 are rounded down to the nearest whole stock options, on a Go Back Print Confirmation Log Out

Important Legal Information Stock Option Exchange Program Exchange Program Important Legal Information Important Legal Information This communication is being made in respect to the offer by IGT to exchange some or all of your eligible options. In connection with the Exchange Offer, IGT has filed with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO, which includes the Offer to Exchange document and other exhibits. Before making any decision whether to exchange your eligible options, you are urged to read the Schedule TO (including the Offer to Exchange document and other exhibits) carefully because it contains important information about the Exchange Offer. You may also obtain a free copy of the Offer to Exchange document, as well as other filings containing information about IGT, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the Offer to Exchange document and the filings with the SEC that are incorporated by reference in the Schedule TO can also be obtained, without charge, by directing a request: by mail to International Game Technology, 9295 Prototype Drive, Reno, NV 89521-8986, Attention: Stock Plan Administration Group, or by facsimile to (775) 448-0770, Attention: Stock Plan Administration Group. Participating in the Exchange Offer involves risks. Some of these risks are described in the Offer to Exchange document. We recommend that you consider these risks as well as information concerning the risk factors included in our Annual Report on Form 10-K for the year ended September 30, 2008 and our Quarterly Reports on Form 10-Q, which are available, without charge, at the SEC’s Internet site (http://www.sec.gov) or from the “Investors” page on IGT’s website at www.igt.com. The board of directors will retain the authority, in its sole discretion, to terminate (in accordance with the Offer to Exchange document), modify or amend the Exchange Offer at any time prior to the end of the election period. Consummation of the Offer is subject to conditions described in the Offer to Exchange document. Neither IGT nor IGT’s board of directors makes any recommendation as to whether you should tender, or refrain from tendering, any or all of your eligible options in the offer. You must make your own decision whether to tender your eligible options.

Important Legal Information (continued) Stock Option Exchange Program Exchange Program Important Legal Information The Exchange Offer is not being made to, nor will tenders of options be accepted from or on behalf of, holders in any jurisdiction in which the making of the offer or the acceptance of any tender of options thereby would not be in compliance with the laws of such jurisdiction. Participation in the Exchange Offer will not create any contractual or other right of the surrendering eligible employees to receive any future grants of stock options, restricted stock or other stock-based compensation. The Exchange Offer does not change the “at-will” nature of an eligible employee’s employment with us or any of our subsidiaries, and an eligible employee’s employment may be terminated by us, by our subsidiaries or by the employee at any time, for any reason, with or without cause, subject to the requirements of local law and the terms of any employment agreement.